UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ACORN ENERGY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ACORN ENERGY, INC.

1000 N West Street, Suite 1200

Wilmington, Delaware 19801

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Acorn Energy, Inc. (“Acorn Energy” or the “Company”) will be held at 1:00 PM EDT, on September 12, 2023, at 2800 Quarry Lake Drive, Suite 130, Baltimore, Maryland 21209 and virtually via Zoom, for the following purposes, all as more fully described in the attached Proxy Statement:

(1) election of five directors to hold office until the 2024 Annual Meeting and until their respective successors are elected and qualified;

(2) approval of an amendment to the Company’s restated certificate of incorporation to authorize a reverse split of the Company’s common stock at any time prior to September 12, 2024, at a ratio between one-for-ten and one-for-twenty, if and as determined by the Company’s Board of Directors, which is referred to as the Reverse Split proposal (the full text of the proposed amendment is attached as Annex A to the proxy statement accompanying this notice);

(3) approval of any motion to adjourn the Annual Meeting from time to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve the Reverse Split proposal;

(4) ratification of the selection by the Audit Committee of the Company’s Board of Directors of Marcum LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2023;

(5) consideration of an advisory vote on the compensation of the Company’s named executive officers;

(6) consideration of an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers; and

(7) such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders who wish to attend the Annual Meeting virtually via Zoom must register in advance by contacting the undersigned by e-mail at AcornMeeting@gmail.com.

You are requested to complete your proxy whether or not you expect to attend the Meeting. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote at the Meeting in the event you attend the Meeting or any adjournment thereof.

A copy of the Company’s Annual Report for the year ended December 31, 2022 is enclosed.

All stockholders may read, print and download our 2022 Annual Report and our Proxy Statement at https://materials.proxyvote.com/004848.

By Order of the Board of Directors,

Wilmington, Delaware	SHELDON KRAUSE
July 28, 2023	Assistant Secretary

ACORN ENERGY, INC.

1000 N West Street, Suite 1200

Wilmington, Delaware 19801

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 12, 2023

This proxy statement and the accompanying proxy are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use in voting at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 1:00 PM EDT on September 12, 2023, at 2800 Quarry Lake Drive, Suite 130, Baltimore, Maryland 21209 and virtually via Zoom, and any adjournments thereof. Distribution to stockholders of this proxy statement and a proxy form is scheduled to begin on or about July 28, 2023 to each stockholder of record at the close of business on July 14, 2023 (the “Record Date”).

Your vote is important. Whether or not you plan to attend the Annual Meeting, please take the time to vote your shares as early as possible. You can ensure that your shares are voted at the meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided if you are a stockholder of record or, if you hold your shares through a broker, bank or other nominee, by submitting your voting instructions by mail, phone or Internet as provided in the enclosed voting instruction form from your nominee. Submitting your proxy will not affect your right to attend the meeting (in person or via Zoom) and vote. A stockholder of record who gives a proxy may revoke it at any time before it is exercised by voting (in person or via Zoom) at the Annual Meeting, by delivering a subsequent proxy or by notifying our corporate Secretary in writing of such revocation.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on September 12, 2023: all stockholders may read, print and download our 2022 Annual Report and our Proxy Statement at https://materials.proxyvote.com/004848.

INFORMATION ABOUT THE 2023 ANNUAL MEETING AND PROXY VOTING

How can I attend the Annual Meeting virtually via Zoom?

Stockholders may register to attend the Acorn Energy Annual Meeting virtually via Zoom by contacting the Assistant Secretary at AcornMeeting@gmail.com and requesting admission to the meeting via Zoom. You will receive information about how to join the meeting via Zoom by return email. The Company encourages stockholders that wish to attend the Annual Meeting via Zoom to request admission promptly and in any event no later than September 11, 2023, the last business day preceding the Meeting, to assure admission to the Meeting via Zoom. Stockholders of record and stockholders that hold their shares through a broker or other nominee that have requested and received a legal proxy and that register for and attend the Annual Meeting via Zoom will have the opportunity to vote their shares at the meeting via Zoom. Stockholders may contact the Assistant Secretary at the e-mail address above to obtain directions to be able to attend the meeting in person. All stockholders, whether or not they plan to attend the meeting (in person or via Zoom), are encouraged to complete and return the enclosed proxy to allow orderly tabulation of their votes.

What matters are to be voted on at the Annual Meeting?

Acorn Energy intends to present the following proposals for stockholder consideration and voting at the Annual Meeting:

(1) election of five directors to hold office until the 2024 Annual Meeting and until their respective successors are elected and qualified;

(2) approval of an amendment to the Company’s restated certificate of incorporation to authorize a reverse split of the Company’s common stock at any time prior to September 12, 2024, at a ratio between one-for-ten and one-for-twenty, if and as determined by the Company’s Board of Directors, which is referred to as the Reverse Split proposal (the full text of the proposed amendment is attached as Annex A to the proxy statement accompanying this notice);

(3) approval of any motion to adjourn the Annual Meeting from time to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve the Reverse Split proposal;

(4) ratification of the selection by the Audit Committee of the Company’s Board of Directors of Marcum LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2023;

(5) consideration of an advisory vote on the compensation of the Company’s named executive officers;

(6) consideration of an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers; and

(7) such other business as may properly come before the Annual Meeting or any adjournment thereof.

What is the Board’s recommendation?

The Board of Directors recommends that you vote your shares FOR each of the director nominees in Proposal 1, FOR each of Proposals 2, 3, 4 and 5 and ONE YEAR on Proposal 6.

Will any other matters be presented for a vote at the Annual Meeting?

We do not expect that any other matters might be presented for a vote at the Annual Meeting. However, if another matter were to be properly presented, the proxies would use their own judgment in deciding whether to vote for or against the proposal.

Who is entitled to vote?

All Acorn Energy stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each share outstanding on the Record Date will be entitled to one vote. There were 39,757,589 shares outstanding on the Record Date.

How do I vote my shares?

●	If you are a stockholder of record, you may grant a proxy with respect to your shares by mail using the proxy card included with the proxy materials. Stockholders who own their shares through brokers, banks or other nominees may grant their proxy by mail, by telephone or over the Internet in accordance with the instructions provided in the enclosed voting instruction form. Internet and telephone voting by beneficial owners will generally be available through 11:59 p.m. Eastern Daylight Time on September 11, 2023.

●	If you are a stockholder of record or a duly appointed proxy of a stockholder of record, you may attend the Annual Meeting and vote in person or via Zoom. However, if your shares are held in the name of a broker, bank or other nominee, and you wish to attend the Annual Meeting to vote in person or via Zoom or to designate a proxy to vote on your behalf, you will have to contact your broker, bank or other nominee to obtain its proxy to vote the shares that you beneficially own. Have that document with you when you attend the meeting.

●	All proxies submitted will be voted in the manner you indicate by the individuals named on the proxy. If you do not specify how your shares are to be voted, the proxies will vote your shares FOR all director nominees in Proposal 1, FOR Proposals 2, 3, 4 and 5, and ONE YEAR on Proposal 6.

May I change or revoke my proxy after it is submitted?

Yes, you may change or revoke your proxy at any time before its exercise at the Annual Meeting by:

●	returning a later-dated proxy card;

●	attending the Annual Meeting and voting (either in person or via Zoom) or having a proxy designated by you attend the meeting and vote on your behalf; or

●	sending your written notice of revocation to Sheldon Krause, our Assistant Secretary.

Your changed proxy or revocation must be received before the polls close for voting.

What is a “quorum?”

In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum will be present if stockholders of record holding a majority in voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting are present (in person or via Zoom) or are represented by proxies. For purposes of determining the presence or absence of a quorum, we intend to count as present shares present (in person or via Zoom) but not voting and shares for which we have received proxies but for which holders thereof have abstained. Furthermore, shares represented by proxies returned by a broker holding the shares in nominee or “street” name will be counted as present for purposes of determining whether a quorum is present, even if the broker is not entitled to vote the shares on matters where discretionary voting by the broker is not allowed (“broker non-votes”).

What vote is necessary to pass the items of business at the Annual Meeting?

Holders of our common stock will vote as a single class and will be entitled to one vote per share with respect to each matter to be presented at the Annual Meeting. With respect to Proposal 1, the five nominees for director receiving a plurality of the votes cast by holders of common stock, at the Annual Meeting (in person or via Zoom) or by proxy, will be elected to our Board. Approval of Proposal 2 requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting (in person or via Zoom) or by proxy. Because approval is based on the affirmative vote of a majority of the outstanding shares, abstentions from voting, as well as broker non-votes, if any, will have the effect of votes being cast against Proposal 2. Approval of Proposals 3, 4 and 5 requires the votes cast in favor of each such proposal to exceed the votes cast against such proposal. The approval of one of the choices (one year, two years, three years) in Proposal 6 requires the votes cast in favor of one of the choices to exceed the votes cast in favor of each of the other choices. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on Proposals 3, 4, 5 and 6.

Who pays the costs of this proxy solicitation?

This solicitation of proxies is made by our Board of Directors, and all related costs will be borne by us. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

What is the deadline for submission of stockholder proposals for the 2024 Annual Meeting?

Proposals that our stockholders may wish to include in our proxy statement and form of proxy for presentation at our 2024 Annual Meeting of Stockholders must be received by or delivered to us at Acorn Energy, Inc., 1000 N West Street, Suite 1200, Wilmington, Delaware 19801, Attention: Secretary, no later than the close of business on April 3, 2024.

Any stockholder proposal must be in accordance with the rules and regulations of the SEC. In addition, with respect to proposals submitted by a stockholder other than for inclusion in our 2024 proxy statement, our By-Laws have established advance notice procedures that stockholders must follow. Pursuant to the By-laws of the Company, stockholders who wish to nominate any person for election to the Board of Directors or bring any other business before the 2024 Annual Meeting must generally give notice thereof to the Company at its principal executive offices not less than 60 days nor more than 90 days before the date of the meeting. All nominations for director or other business sought to be transacted that are not timely delivered to the Company, or that fail to comply with the requirements set forth in the Company’s By-Laws, will be excluded from the Annual Meeting, as provided in the By-Laws. A copy of the By-Laws of the Company is available upon request from the Assistant Secretary of the Company, 1000 N West Street, Suite 1200, Wilmington, Delaware 19801.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final results will be published in our current report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the date of the Annual Meeting, provided that the final results are available at such time. In the event the final results are not available within such time period, the preliminary voting results will be published in our current report on Form 8-K to be filed within such time period, and the final results will be published in an amended current report on Form 8-K/A to be filed within four business days after the final results are available. Any stockholder may also obtain the results from the Assistant Secretary of the Company, 1000 N West Street, Suite 1200, Wilmington, Delaware 19801.

INFORMATION ABOUT COMMUNICATING WITH OUR BOARD OF DIRECTORS

How may I communicate directly with the Board of Directors?

The Board provides a process for stockholders to send communications to the Board. You may communicate with the Board, individually or as a group, as follows:

BY MAIL	BY PHONE
The Board of Directors	1-302-656-1708
Acorn Energy, Inc.
Attn: Assistant Secretary	BY EMAIL
1000 N West Street, Suite 1200	c/o Samuel M. Zentman
Wilmington, Delaware 19801	samzentman@yahoo.com

OWNERSHIP OF THE COMPANY’S COMMON STOCK

The following table and the notes thereto set forth information, as of the Record Date, July 14, 2023 (except as otherwise set forth herein), concerning beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of common stock by (i) each director of the Company, (ii) each executive officer (iii) all executive officers and directors as a group, and (iv) each holder of 5% or more of the Company’s outstanding shares of common stock.

Name and Address of Beneficial Owner (1) (2)	Number of Shares of Common Stock Beneficially Owned (2)		Percentage of Common Stock Outstanding (2)
Jan H. Loeb	8,378,465	(3)	20.97%
Gary Mohr	1,164,313	(4)	2.92%
Michael F. Osterer	2,895,474	(5)	7.27%
Peter Rabover	1,971,500	(6)	4.96%
Samuel M. Zentman	158,115	(7)	*
Tracy S. Clifford	328,000	(8)	*
All executive officers and directors of the Company as a group (6 people)	14,062,535	(9)	34.73%

* Less than 1%

(1) Unless otherwise indicated, the address for each of the beneficial owners listed in the table is in care of the Company, 1000 N West Street, Suite 1200, Wilmington, Delaware 19801.

(2) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. Percentage information is based on the 39,757,589 shares outstanding as of July 14, 2023.

(3) Consists of 3,805,198 shares held by Mr. Loeb directly, 4,372,017 shares held by Leap Tide Capital Acorn LLC, and 201,250 shares underlying currently exercisable options held by Mr. Loeb. Mr. Loeb is the sole manager of Leap Tide Capital Acorn LLC, with sole voting and dispositive power over the securities held by such entity. Mr. Loeb disclaims beneficial ownership of the securities held by Leap Tide Capital Acorn LLC except to the extent of his pecuniary interest therein.

(4) Consists of 258,481 shares held by Mr. Mohr, 833,332 shares held by UE Systems Inc., and 72,500 shares underlying currently exercisable options.

(5) Consists of 1,984,392 shares held by Mr. Osterer, 833,332 shares held by UE Systems Inc., and 77,750 shares underlying currently exercisable options.

(6) Consists of 1,971,500 shares held by Artko Capital LP, of which Mr. Rabover is Managing Director, with sole voting and dispositive power over the securities held by such entity. Mr. Rabover disclaims beneficial ownership of the securities held by Artko Capital LP except to the extent of his pecuniary interest therein.

(7) Consists of 90,615 shares and 67,500 shares underlying currently exercisable options.

(8) Consists of 18,000 shares and 310,000 shares underlying currently exercisable options.

(9) Consists of 13,333,535 shares and 729,000 shares underlying currently exercisable options.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of five seats. The Board of Directors has nominated Jan H. Loeb, Gary Mohr, Michael F. Osterer, Peter Rabover and Samuel M. Zentman, all current directors, for election as directors at the 2023 Annual Meeting to serve until the 2024 Annual Meeting and until their successors have been duly elected and qualified. The nominees were recommended by our Nominating Committee and approved by our Board of Directors. All nominees have consented to be named as such and to serve if elected.

With respect to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders cannot vote for more than the five nominees. Stockholders should specify their choices on the accompanying proxy card. If no specific instructions are given, the shares represented by a signed proxy will be voted FOR the election of all five of the Board’s nominees. If any nominee becomes unavailable for any reason to serve as a director at the time of the Annual Meeting (which event is not anticipated), proxies will be voted in the discretion of the persons acting pursuant to the proxy for any nominee who shall be designated by the current Board of Directors as a substitute nominee.

Persons nominated in accordance with the notice requirements of our By-laws are eligible for election as directors of the Company. All nominations for director that are not timely delivered to us or that fail to comply with the requirements set forth in our By-laws will be excluded from the Annual Meeting, as provided in the By-laws. A copy of our By-laws can be obtained from our Secretary, 1000 N West Street, Suite 1200, Wilmington, Delaware 19801. Directors will be elected at the Annual Meeting by a plurality of the votes cast (i.e., the five nominees receiving the greatest number of votes will be elected as directors).

Nominees for Election

Jan H. Loeb has served as our President and CEO since January 28, 2016 and as Acting CEO of OmniMetrix since December 1, 2019. He was appointed to our Board in August 2015 pursuant to the terms of our loan and security agreement with Leap Tide Capital Partners III, LLC (the “Leap Tide Loan Agreement”). He was also appointed to the Board of our then subsidiary DSIT in August 2015 pursuant to the terms of the Leap Tide Loan Agreement and held that position until the sale of our remaining interest in DSIT in February 2018. Mr. Loeb has more than 40 years of money management and investment banking experience. He has been the Managing Member of Leap Tide Capital Management LLC since 2007. From 2005 to 2007, he served as the President of Leap Tide’s predecessor, Leap Tide Capital Management Inc., which was formerly known as AmTrust Capital Management Inc. He served as a Portfolio Manager of Chesapeake Partners from February 2004 to January 2005. From January 2002 to December 2004, he served as Managing Director at Jefferies & Company, Inc. From 1994 to 2001, he served as Managing Director at Dresdner Kleinwort Wasserstein, Inc. (formerly Wasserstein Perella & Co., Inc.). He served as a Lead Director of American Pacific Corporation from July 8, 2013 to February 27, 2014, and also served as its Director from January 1997 to February 27, 2014. He served as an Independent Director of Pernix Therapeutics Holdings Inc. (formerly, Golf Trust of America, Inc.) from 2006 to August 31, 2011. He served as a Director of TAT Technologies, Ltd. from August 2009 to December 21, 2016. He served as a Director of Keweenaw Land Association, Ltd. from December 2016 until May 2019. He has served as President, Executive Chairman and board member of Novelstem International Corp since July 2018.

Key Attributes, Experience and Skills. Mr. Loeb brings to the Acorn Board significant financial expertise, cultivated over more than 40 years of money management and investment banking experience, together with a background in public company management and audit committee experience.

Gary Mohr was elected to the Board in August 2018 and is a member of our Audit, Compensation and Nominating Committees. Mr. Mohr is President of UE Systems, Incorporated, an international technology company specializing in the field of plant asset reliability through ultrasound. Mr. Mohr started with UE Systems in 1988 as a salesman and rapidly progressed through the ranks as regional sales manager, National Sales Manager, Vice President and eventually President of the company. It is through Mr. Mohr’s stewardship that UE Systems has grown from a national brand to an international company with offices in Toronto, Mexico City, Hong Kong, India and the Netherlands, and developed a list of loyal customers, including those in the Fortune 500.

Key Attributes, Experience and Skills. Mr. Mohr brings to the Board a broad range of operational and managerial experience, including a successful track record in product development and marketing leadership.

Michael F. Osterer was elected to the Board in August 2018 and is a member of our Audit, Compensation and Nominating Committees. He served as an advisor to our Board from October 2017 until his election as director. Since 1973, Mr. Osterer has served as Chairman of the Board of UE Systems, Incorporated, a leader in the field of plant asset reliability through ultrasound, which he founded in 1973. He also served as President of UE Systems from 1973 to 1985. Since 1987, Mr. Osterer has served as President of Libom Oil, an oil exploration, drilling and purchasing company, which he founded in 1987. He is the Acting Chairman of the Board of Radon Testing Corporation of America, Inc., which he founded in 1985 and where he served as President from 1985 through 1989. Mr. Osterer also founded Westchester Consultants, a general business consultancy nationally recognized for branding expertise of food products. He is on the Board of Directors of Fields of Peace. He served in the United States Air Force/Air National Guard, 105th Airborne Division, from 1964 through 1970. Mr. Osterer graduated from Fordham University with a BA in Social Sciences, Magna Cum Laude.

Key Attributes, Experience and Skills. Mr. Osterer brings to Acorn a wealth of operational and managerial experience gained over his long history of successful entrepreneurial pursuits, corporate leadership and oversight.

Peter Rabover was appointed to the Board in March 2023. He has been an active buyside investor for over 20 years, and is currently the Managing Director of Artko Capital LP, a partnership focused on microcap investments, which is a role he has held since he founded the partnership in 2015. In such capacity, Mr. Rabover has advised on a wide range of corporate finance activities for dozens of companies. Prior to founding Artko Capital, he worked for Scharf Investments from 2012 to 2014, and Hahn Capital Management from 2005 to 2011 in an analyst capacity. He served in the United States Peace Corps in Kazakhstan from 2003 to 2005 as an Economic Development Volunteer. Mr. Rabover started his career as an auditor for United States Steel Corporation from 2001 to 2003. He holds an undergraduate degree from Duquesne University, a Masters of Business Administration from the University of Virginia’s Darden School of Business, and is a CFA Charterholder.

Key Attributes, Experience and Skills. Mr. Rabover brings a wide range of corporate finance, audit and capital allocation acumen and experience as well as a unique shareholder perspective gained through a long career of managing outside capital and finding successful investments.

Samuel M. Zentman has been one of our directors since November 2004 and currently serves as Chairman of our Audit Committee and as a member of our Compensation and Nominating Committees. From 1980 until 2006, Dr. Zentman was the president and chief executive officer of a privately held textile firm, where he also served as vice president of finance and administration from 1978 to 1980. From 1973 to 1978, Dr. Zentman served in various capacities in the Information Systems department at American Motors Corporation including Director of the Corporate Data Center and the Engineering Computer Centers. He holds a Ph.D. in Complex Analysis. Dr. Zentman serves on the board of Hinson & Hale Medical Technologies, Inc., as well as several national charitable organizations devoted to advancing the quality of education.

Key Attributes, Experience and Skills. Dr. Zentman’s long-time experience as a businessman together with his experience with computer systems and software enables him to bring valuable insights to the Board. Dr. Zentman has a broad, fundamental understanding of the business drivers affecting our Company and also brings leadership and oversight experience to the Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR ELECTION. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

Certain Information Regarding Directors and Officers

In addition to the information set forth above about the Company’s directors who have been nominated for election at the Annual Meeting, set forth below is additional information concerning such directors and certain officers of the Company:

Name	Age	Position

Jan H. Loeb	64	Director, President and Chief Executive Officer

Gary Mohr	64	Director and member of our Audit, Nominating and Compensation Committees

Michael F. Osterer	77	Director and member of our Audit, Nominating and Compensation Committees

Peter Rabover	43	Director

Samuel M. Zentman	77	Director, Chairman of our Audit Committee and member of our Nominating and Compensation Committees

Tracy S. Clifford	54	Chief Financial Officer

Tracy S. Clifford has served as the Company’s Chief Financial Officer since June 1, 2018 and as the COO of OmniMetrix since December 1, 2019. She serves in such positions pursuant to a Consulting Agreement between the Company and Tracy Clifford Consulting, LLC. Ms. Clifford is President and Owner of Tracy Clifford Consulting, LLC, through which she has been providing contract CFO/COO services and other advisory services and project engagements since June 2015. Between October 1999 and May 2015, she served as CFO, Principal Accounting Officer, Corporate Controller and Secretary for a publicly traded pharmaceutical company and a publicly traded REIT. Her prior experience includes accounting leadership positions at United Healthcare (Atlanta) and the North Broward Hospital District (Fort Lauderdale) and work on the audit team of Deloitte & Touche (Miami). Ms Clifford has served as a board member of Novelstem International Corp since July 2018. Ms. Clifford obtained a Bachelor of Science Degree in Accounting from the College of Charleston and a master’s degree in Business Administration with a concentration in Finance from Georgia State University. Ms. Clifford is a licensed CPA in the state of South Carolina and holds a Certification in the Fundamentals of Forensic Accounting from the AICPA.

Biographical information about the Company’s directors who have been nominated for election at the Annual Meeting is set forth above under “Nominees for Election.”

CORPORATE GOVERNANCE MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Further, we have implemented measures to assure timely filing of Section 16(a) reports by our executive officers and directors. Based solely on our review of such forms or written representations from certain reporting persons, we believe that our executive officers and directors complied with the filing requirements of Section 16(a) during 2022 other than Jan H. Loeb, who filed a late Form 4 on January 3, 2023, with respect to three open-market purchases made in December 2022.

Board Composition and Director Independence

Our Board of Directors is composed of one class, with five Board seats. Five directors are currently serving until their reelection or replacement at the 2023 Annual Meeting of Stockholders. Jan H. Loeb serves as both President and Chief Executive Officer as well as serving as a Member of our Board of Directors. Applying the definition of independence provided under the NASDAQ rules, the Board has determined that, with the exception of Mr. Loeb, all of the members of the Board of Directors are independent.

Board Structure and Role in Risk Oversight

The Board believes Mr. Loeb’s service as President and Chief Executive Officer and as a member of our Board is appropriate because it bridges a critical gap between the Company’s management and the Board, enabling the Board to benefit from management’s perspective on the Company’s business while the Board performs its oversight function. Further, the Board believes Mr. Loeb’s significant ownership of Acorn Energy stock aligns his interests with those of Acorn Energy’s stockholders.

Management is responsible for Acorn Energy’s day-to-day risk management, and the Board’s role is to engage in informed oversight. The entire Board performs the risk oversight role. Mr. Loeb, Acorn Energy’s Chief Executive Officer is a member of the Board of Directors, which helps facilitate discussions regarding risk between the Board and Acorn Energy’s senior management, as well as the exchange of risk-related information or concerns between the Board and the senior management. Further, the independent directors periodically meet in executive session following regularly scheduled Board meetings to voice their observations or concerns and to shape the agendas for future Board meetings.

The Board of Directors believes that, with these practices, each director has an equal stake in the Board’s actions and oversight role and equal accountability to Acorn Energy and its stockholders.

Meetings and Meeting Attendance

During 2022, there were five meetings of the Board of Directors, and the Board acted by unanimous written consent three times. All incumbent directors attended 75% or more of the Board meetings and meetings of the committees on which they served during the last fiscal year. Directors are encouraged to attend the annual meeting of stockholders. All four directors then serving attended our most recent annual meeting in 2022.

Audit Committee; Audit Committee Financial Expert

The Company has a separate designated standing Audit Committee established and administered in accordance with SEC rules. The three members of the Audit Committee are Samuel M. Zentman (who serves as Chairman of the Audit Committee), Gary Mohr and Michael F. Osterer. The Board of Directors has determined that each member of the Audit Committee meets the independence criteria prescribed by NASDAQ governing the qualifications for audit committee members and each Audit Committee member meets NASDAQ’s financial knowledge requirements. Our Board has determined that Dr. Zentman qualifies as an “audit committee financial expert,” as defined in the rules and regulations of the SEC. During 2022, the Audit Committee met four times and acted by unanimous written consent once. The charter of the Audit Committee is available on our website www.acornenergy.com under the “Investor Relations” tab.

Audit Committee Report. The Audit Committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by the statement of Auditing Standard No. 16 as amended; and (3) received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the Securities and Exchange Commission on March 16, 2023.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ACORN ENERGY, INC.

Samuel M. Zentman
Gary Mohr
Michael F. Osterer

Compensation Committee

Our executive compensation is administered by the Compensation Committee of the Board of Directors. The members of the Compensation Committee are Gary Mohr, Michael F. Osterer and Samuel M. Zentman, all of whom have been determined by the Board to be independent in accordance with NASDAQ’s requirement for independent director oversight of executive officer compensation. The Compensation Committee did not meet during 2022.

Nominating Committee

The Nominating Committee of our Board of Directors has overall responsibility for identifying, evaluating, recruiting and selecting qualified candidates for election, re-election or appointment to the Board. The Members of the Nominating Committee are Gary Mohr, Samuel M. Zentman and Michael Osterer all of whom have been determined by the Board to meet the independence criteria prescribed by NASDAQ governing the qualifications of nominating committee members. During 2022, the Nominating Committee acted by unanimous written consent once.

Our stockholders may recommend potential director candidates by contacting the Secretary of the Company to receive a copy of the procedure to recommend a potential director candidate for consideration by the Nominating Committee, who will evaluate recommendations from stockholders in the same manner that they evaluate recommendations from other sources.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our directors, officers and employees. This code of ethics is designed to comply with the NASDAQ marketplace rules related to codes of conduct. Our code of ethics may be accessed on the Internet under “Investor Relations” on our website at www.acornenergy.com. We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of ethics by posting such information on our website, www.acornenergy.com.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)		All Other Compensation ($)	Total ($)
Jan H. Loeb	2022	312,000	(3)	—	14,096	(6)	—	326,096
President and CEO of the Company and Acting CEO of OmniMetrix (1)	2021	312,000	(3)	—	11,550	(5)	—	323,550

Tracy S. Clifford	2022	210,000	(4)	—	15,949	(8)	—	225,949
CFO of the Company and COO of OmniMetrix (2)	2021	205,000	(4)	—	43,000	(7)	—	248,000

(1) Mr. Loeb began serving as President and CEO of the Company on January 28, 2016 and as Acting CEO of OmniMetrix on December 1, 2019.

(2) Ms. Clifford began serving as CFO of the Company on June 1, 2018 and as COO of OmniMetrix on December 1, 2019.

(3) Represents the consulting fee paid for the provision of Mr. Loeb’s services to the Company as President and CEO of the Company and Acting CEO of OmniMetrix.

(4) Represents the consulting fee paid for the provision of Ms. Clifford’s services as CFO of the Company and COO of OmniMetrix.

(5) Represents the grant date fair value calculated in accordance with applicable accounting principles with respect to 35,000 options granted on February 2, 2021 with an exercise price of $0.48. The fair value of the options was determined using the Black-Scholes option pricing model using the following assumptions: (i) a risk-free interest rate of 0.26% (ii) an expected term of 3.61 years (iii) an assumed volatility of 102% and (iv) no dividends.

(6) Represents the grant date fair value calculated in accordance with applicable accounting principles with respect to 35,000 options granted on January 1, 2022 with an exercise price of $0.63. The fair value of the options was determined using the Black-Scholes option pricing model using the following assumptions: (i) a risk-free interest rate of 1.07% (ii) an expected term of 3.69 years (iii) an assumed volatility of 94% and (iv) no dividends.

(7) Represents the grant date fair value calculated in accordance with applicable accounting principles with respect to 100,000 options granted on May 10, 2021 with an exercise price of $0.62. The fair value of the options was determined using the Black-Scholes option pricing model using the following assumptions: (i) a risk-free interest rate of 0.6% (ii) an expected term of 4.0 years (iii) an assumed volatility of 100% and (iv) no dividends.

(8) Represents the grant date fair value calculated in accordance with applicable accounting principles with respect to 50,000 options granted on June 1, 2022 with an exercise price of $0.44. The fair value of the options was determined using the Black-Scholes option pricing model using the following assumptions: (i) a risk-free interest rate of 2.9% (ii) an expected term of 3.69 years (iii) an assumed volatility of 93% and (iv) no dividends.

Executive Compensation for 2022 and 2021

Jan H. Loeb. On January 1, 2022, the Company entered into a new consulting agreement (the “2022 Consulting Agreement”) with Jan H. Loeb, extending its arrangements for compensation of Mr. Loeb for his services as President and CEO of the Company and as principle executive officer of the Company’s OmniMetrix subsidiary in the capacity of Acting CEO.

Pursuant to the 2022 Consulting Agreement, Mr. Loeb received cash compensation of $16,000 per month for service as President and CEO of the Company, and an additional $10,000 per month for service as Acting CEO of OmniMetrix. Mr. Loeb also received a grant of options on January 1, 2022, to purchase 35,000 shares of the Company’s common stock, which are exercisable at an exercise price equal to the December 31, 2021, closing price of the common stock of $0.63 per share. Twenty-five percent (25%) of the options were vested immediately; the remaining options vested in three equal increments on April 1, 2022, July 1, 2022 and October 1, 2022. The exercise period and other terms are otherwise substantially the same as the terms of the options granted by the Company to its outside directors.

The 2022 Consulting Agreement expired on December 31, 2022; the Company and Mr. Loeb have entered into a new Consulting Agreement for 2023 as described below.

On February 2, 2021, the Company entered into a new consulting agreement (the “2021 Consulting Agreement”) with Mr. Loeb, extending its arrangements for compensation of Mr. Loeb for his services as President and CEO of the Company and as principle executive officer of the Company’s OmniMetrix subsidiary in the capacity of Acting CEO.

Pursuant to the 2021 Consulting Agreement, Mr. Loeb received cash compensation, effective retroactively as of January 1, 2021, of $16,000 per month for service as President and CEO of the Company, and an additional $10,000 per month for service as Acting CEO of OmniMetrix. Mr. Loeb also received a grant of options on February 2, 2021, to purchase 35,000 shares of the Company’s common stock, which are exercisable at an exercise price equal to the February 1, 2021, closing price of the common stock of $0.48 per share. Twenty-five percent (25%) of the options were vested immediately; the remaining options vested in three equal increments on April 1, 2021, July 1, 2021 and October 1, 2021. The exercise period and other terms are otherwise substantially the same as the terms of the options granted by the Company to its outside directors.

Tracy S. Clifford. On June 1, 2018, Tracy S. Clifford was appointed CFO of the Company. Concurrent with the appointment of Ms. Clifford as CFO, the Company entered into a consulting arrangement for the provision of her services. She received cash compensation from January 1, 2021 through May 31, 2021, of $16,500 per month, and, effective June 1, 2021, $17,500 per month. On June 1, 2022, the Company entered into an Amended and Restated Consulting Agreement (the “New Consulting Agreement”) for the provision of Ms. Clifford’s services as both CFO of Acorn and COO of OmniMetrix. The New Consulting Agreement amended, restated and replaced in its entirety the Consulting Agreement dated as of June 1, 2018. The New Consulting Agreement began on June 1, 2022, had a one-year term, and was to automatically renew for an additional year upon the expiration of each one-year term unless earlier terminated as provided therein. Pursuant to the New Consulting Agreement, Ms. Clifford received cash compensation of $17,500 per month, and received a grant on June 1, 2022 of options to purchase 50,000 shares of our common stock, with an exercise price of $0.44 per share, which was the closing price of the common stock on May 31, 2022. Twenty-five percent (25%) of the options were vested immediately; the remaining options vested in three equal increments on September 1, 2022, December 1, 2022 and March 1, 2023, and shall expire upon the earlier of (a) seven years from the date of the grant or (b) 18 months from the date Ms. Clifford ceases to be a consultant to the Company.

She received a grant on May 10, 2021 of options to purchase 100,000 shares of our common stock, with an exercise price of $0.62 per share, which was the closing price of the common stock on May 9, 2021. The options vested and became exercisable on the first anniversary of the date of the grant and shall expire upon the earlier of (a) seven years from the date of the grant or (b) 18 months from the date Ms. Clifford ceases to be a consultant to the Company.

Stockholder input on executive compensation. Stockholders can provide the Company with their views on executive compensation matters at each year’s annual meeting through the stockholder advisory vote on executive compensation and during the interval between stockholder advisory votes. The Company welcomes stockholder input on our executive compensation matters, and stockholders are able to reach out directly to our independent directors by emailing to samzentman@yahoo.com to express their views on executive compensation matters.

Employment Arrangements

The employment arrangements of each named executive officer are described below. From time to time, the Company has made discretionary awards of management options as reflected in the table above.

Jan H. Loeb. On January 1, 2023, the Company entered into a new consulting agreement (the “2023 Consulting Agreement”) with Jan H. Loeb, extending its arrangements for compensation of Mr. Loeb for his services as President and CEO of the Company and as principle executive officer of the Company’s OmniMetrix subsidiary in the capacity of Acting CEO.

Pursuant to the 2023 Consulting Agreement, Mr. Loeb will continue to receive cash compensation of $16,000 per month for service as President and CEO of the Company, and an additional $10,000 per month for so long as he serves as Acting CEO of OmniMetrix. Mr. Loeb also received a grant of options on January 1, 2023, to purchase 35,000 shares of the Company’s common stock, which are exercisable at an exercise price equal to the December 30, 2022, closing price of the common stock of $0.35 per share. Twenty-five percent (25%) of the options were vested immediately; an additional 25% vested on each of April 1, 2023 and July 1, 2023; and the remaining options will vest on October 1, 2023. The exercise period and other terms are otherwise substantially the same as the terms of the options granted by the Company to its outside directors.

Tracy S. Clifford. On June 1, 2023, the Company entered into an Amended and Restated Consulting Agreement with Tracy Clifford Consulting, LLC, for the provision of Tracy Clifford’s services to the Company as both CFO of the Company and COO of the Company’s OmniMetrix, LLC subsidiary (the “2023 Agreement”). In such capacity, Ms. Clifford acts as a consultant to, and not an employee of, the Company. The 2023 Agreement amends, restates and replaces in its entirety the Amended and Restated Consulting Agreement dated as of June 1, 2022 by and between the Company and Tracy Clifford Consulting, LLC. The 2023 Agreement began on June 1, 2023, has a one-year term, and automatically renews for an additional year upon the expiration of each one-year term unless earlier terminated as provided therein.

Pursuant to the 2023 Agreement, Ms. Clifford receives cash compensation of $17,500 per month. In the event of termination by the Company other than for cause, Ms. Clifford shall be entitled to a continuation, for a period of six months following the date of such termination by the Company, of the monthly cash compensation in effect at the time of such termination by the Company. Pursuant to the terms of the 2023 Agreement, Ms. Clifford also received a grant of options on June 1, 2023, to purchase 100,000 shares of the Registrant’s common stock, which are exercisable at an exercise price per share equal to the May 31, 2023, closing price of the common stock of $0.3068 per share. Twenty-five percent (25%) of the options were vested immediately; the remaining options will vest in three equal increments on September 1, 2023, December 1, 2023 and March 1, 2024. On each subsequent anniversary of June 1, 2023, so long as the 2023 Agreement has not been terminated, the Company will grant Ms. Clifford 100,000 stock options exercisable at an exercise price equal to the then-current stock price. Twenty-five percent (25%) of the options will be vested immediately as of the date of grant; the remaining options will vest in three equal increments on September 1, December 1 and March 1 during the first nine months following the date of grant. The exercise period and other terms of the options granted pursuant to the 2023 Agreement shall otherwise be substantially the same as the terms of the options granted by the Registrant to its outside directors.

Outstanding Equity Awards at 2022 Fiscal Year End

The following tables set forth all outstanding equity awards made to each of the Named Executive Officers that were outstanding at December 31, 2022.

OPTIONS TO PURCHASE ACORN ENERGY, INC. STOCK
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Jan H. Loeb	35,000	—	0.36	January 8, 2024
	35,000	—	0.35	January 1, 2025
	35,000	—	0.37	January 1, 2027
	35,000	—	0.48	January 1, 2028
	35,000	—	0.63	January 1, 2029

Tracy S. Clifford	30,000	—	0.41	June 1, 2025
	30,000	—	0.28	June 24, 2026
	50,000	—	0.23	June 8, 2027
	100,000	—	0.62	May 10, 2028
	37,500	12,500	0.44	June 1, 2029

WARRANTS TO PURCHASE ACORN ENERGY, INC. STOCK
Name	Number of Securities Underlying Unexercised Warrants (#) Exercisable		Number of Securities Underlying Unexercised Warrants (#) Unexercisable	Warrant Exercise Price ($)	Warrant Expiration Date
Jan H. Loeb	35,000	(1)	—	0.13	March 16, 2023 (2)

Tracy S. Clifford	—		—	—	—

(1) Warrants were held by Leap Tide Capital Management, LLC.

(2) Warrants were exercised in full on March 2, 2023.

Option and Warrant Exercises

None.

Non-qualified Deferred Compensation

The following table provides information on the executive non-qualified deferred compensation activity for each of our named executive officers for the year ended December 31, 2022.

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Jan H. Loeb	$—	$—	$—	$—	$—

Tracy S. Clifford	—	—	—	—	—

Payments and Benefits Upon Termination or Change in Control

Jan H. Loeb

Under the terms of the consulting agreement with Mr. Loeb, there are no amounts due under any termination scenario.

Tracy S. Clifford

Under the terms of the consulting agreement with Ms. Clifford, in the event of termination by the Company other than for cause, Ms. Clifford shall be entitled to a continuation, for a period of six months following the date of such termination, of the monthly cash compensation in effect at the time of such termination. If such termination event had occurred on December 31, 2022, the total amount of the termination payment due to Ms. Clifford would have been $105,000, which would have been paid in six equal monthly increments of $17,500 over the six-month period following such date. There are no other amounts due under any other termination scenario under the terms of her consulting agreement.

Compensation of Directors

The Board reviews non-employee director compensation on an annual basis. Our compensation policy for non-employee Directors for 2022 was as follows:

Each non-employee Director (other than the Executive Chairman) receives an annual retainer of $15,000, plus an annual grant on January 1 of an option to purchase 10,000 shares of Company Common Stock.

Upon a non-employee Director’s first election or appointment to the Board, such newly elected/appointed Director will be granted an option to purchase 25,000 shares of Company Common Stock. Each option so granted to a newly elected/appointed Director shall vest for the purchase of one-third of the shares purchasable under such option on each of the three anniversaries following the date of first election or appointment.

All options granted to non-employee Directors shall have an exercise price equal to the closing price of the Company’s Common Stock on its then-current trading platform or exchange on the last trading day immediately preceding the date of grant, and shall, except as described in the preceding paragraph, vest in four installments quarterly in advance. Once vested, such options shall be exercisable in whole or in part at all times until the earliest of (i) seven years from the date of grant or (ii) 18 months from the date such Director ceases to be a Director, officer, employee of, or consultant to, the Company.

The chair of the Audit Committee receives an additional annual retainer of $10,000; each Audit Committee member other than the chair receives an additional annual retainer of $2,000.

Each Director may, in his discretion, elect by written notice delivered on or before the first day of each calendar year whether to receive, in lieu of some or all of his retainer and board fees, that number of shares of Company Common Stock as shall have a value equal to the applicable retainer and board fees, based on the closing price of the Company’s Common Stock on its then-current trading platform or exchange on the last trading day immediately preceding the first day of the applicable year. Once made, the election shall be irrevocable for such election year and the shares subject to the election shall vest and be issued one-fourth upon the first day of the election year and one-fourth as of the first day of each of the second through fourth calendar quarters thereafter during the remainder of the election year. A newly-elected or appointed Director may, in his or her discretion, make such an election for the balance of the year in which he or she was elected/appointed by written notice delivered on or before the tenth day after his or her election/appointment to the Board, with the number of shares of Company Common Stock subject to such newly elected/appointed Director’s election to be based on closing price of the Company’s Common Stock on its then-current trading platform or exchange on the last trading day immediately preceding the day of such newly elected/appointed Director’s election/appointment.

The following table sets forth information concerning the compensation earned for service on our Board of Directors during the fiscal year ended December 31, 2022 by each individual (other than Mr. Loeb who was not separately compensated for his Board service) who served as a director at any time during the fiscal year.

DIRECTOR COMPENSATION IN 2022

Name	Fees Earned or Paid in Cash ($)		Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Samuel M. Zentman	25,000	(2)	4,027	—	29,027
Gary Mohr	17,000	(3)	4,027	—	21,027
Michael F. Osterer	17,000	(3)	4,027	—	21,027

(1) On January 1, 2022, Samuel M. Zentman, Gary Mohr, and Michael F. Osterer were each granted 10,000 options to acquire stock in the Company. The options had an exercise price of $0.63 and were to expire on January 1, 2029. The fair value of the options was determined using the Black-Scholes option pricing model using the following assumptions: (i) a risk-free interest rate of 1.07% (ii) an expected term of 3.7 years (iii) an assumed volatility of 94% and (iv) no dividends.

(2) Represents the annual retainer of $15,000 as a non-employee director and $10,000 received for services rendered as Chairman of the Audit Committee.

(3) Represents the annual retainer of $15,000 as a non-employee director plus $2,000 received for services rendered as a member of the Audit Committee.

PROPOSAL 2

AMENDMENT OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK AT ANY TIME PRIOR TO SEPTEMBER 12, 2024, AT A RATIO BETWEEN ONE-FOR-TEN AND ONE-FOR-TWENTY, IF AND AS DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS

Article FOURTH of our Certificate of Incorporation currently authorizes the issuance of up to 42 million shares of our common stock, par value $0.01 per share (no shares of preferred stock are authorized). As of July 14, 2023, a total of 39,757,589 shares of common stock were issued and outstanding.

The Board of Directors has approved, subject to stockholder approval, an amendment to Article FOURTH of the Certificate of Incorporation to effect a reverse stock split of our common stock any time prior to the first anniversary of its approval by the stockholders at a ratio to be selected by our Board of Directors between one-for-ten and one-for-twenty, which is referred to as the Reverse Split proposal (the full text of the proposed amendment is attached as Annex A to this proxy statement).

At last year’s annual meeting, our stockholders approved a similar proposal that authorized the Board of Directors to implement a reverse stock split, at its discretion, at any time prior to the first anniversary of the date of the annual meeting. To date, our Board of Directors has not deemed the implementation of a reverse split to be beneficial to our Company and our stockholders, and, as a result, has not exercised the authority to effect a reverse split granted at last year’s annual meeting. That authority will expire on September 13, 2023.

If the current Reverse Split proposal is approved by a majority of our stockholders, the Board will have the discretion to determine, as it deems to be in the best interest of our stockholders, the specific ratio to be used within the range described above and the timing of the reverse stock split, which must occur at any time prior to the first anniversary of its approval by the stockholders. The Board may also, in its discretion, determine not to effect the reverse stock split if it concludes, subsequent to obtaining stockholder approval, that such action is not in the best interests of our Company and our stockholders. Our Board of Directors believes that the availability of a range of reverse stock split ratios will provide it with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for us and our stockholders. In determining whether to implement the reverse split following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

●	the historical trading price and trading volume of our common stock;

●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse split on the trading market for our common stock;

●	the anticipated impact of the reverse split on our ability to raise additional financing; and

●	prevailing general market and economic conditions.

If our Board determines that effecting the reverse stock split is in our best interest, the reverse stock split will become effective upon filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment will set forth the number of shares to be combined into one share of our common stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder holds immediately prior to the reverse split.

Effective Date

If the proposed amendment to the Certificate of Incorporation to give effect to the reverse stock split is approved at the Annual Meeting and the Board of Directors determines to effect the reverse stock split, the reverse stock split will become effective on the effective date of the certificate of amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware, which we would expect to be the date of filing. We refer to this time and date as the “Effective Date.” As set forth below with respect to fractional shares, each issued share of common stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of common stock based on the exchange ratio within the approved range determined by the Board of Directors.

Reasons for the Reverse Stock Split

The Board of Directors believes that a reverse stock split is advisable because the increased market price of our common stock expected as a result of implementing the reverse stock split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. A reverse stock split could allow a broader range of institutions to invest in our stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our common stock. A reverse stock split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Risks of the Reverse Stock Split

We cannot assure you that the proposed reverse stock split will increase our stock price. The Board of Directors expects that a reverse stock split of our common stock will increase the market price of our common stock. However, we cannot predict the effect of a reverse stock split upon the market price of our common stock with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied.

It is possible that the per share price of our common stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split, and the reverse stock split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect a reverse stock split, the market price of our common stock may decrease due to factors unrelated to the stock split. Further, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the reverse stock split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split.

The proposed reverse stock split may decrease the liquidity of our stock. The liquidity of our common stock may be harmed by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split. Additionally, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances that could prevent certain stockholders from changing the composition of the Board of Directors or render tender offers for a combination with another entity more difficult to successfully complete. The Board of Directors does not intend for the reverse stock split to have any anti-takeover effects.

Impact of the Reverse Stock Split if Implemented

If approved and implemented, the reverse stock split will automatically apply to all shares of our common stock and all outstanding rights to acquire shares of our common stock. Except for adjustments that may result from the treatment of fractional shares as described below, the reverse stock split will not affect any stockholder’s percentage ownership or proportionate voting power.

If approved and implemented, the number of authorized shares of our common stock will not be reduced proportionately upon implementation of a reverse stock split, meaning a reverse stock split will increase the Board’s ability to issue authorized and unissued shares of common stock without further stockholder action. There are no existing plans, arrangements or understandings relating to the issuance of any of the additional authorized but unissued shares of common stock that would be available as a result of implementing a reverse stock split.

Based on the number of shares, options and warrants outstanding as of the Record Date, the principal effect of a reverse stock split (at a ratio between one-for-ten and one-for-twenty) would be that:

●	the number of shares of our common stock issued and outstanding would be reduced from 39,757,589 shares to between approximately 1,987,879 shares and 3,975,758 shares;

●	the number of shares of the Company’s common stock issuable upon the exercise of outstanding stock options would be reduced from 1,048,039 to between approximately 52,402 shares and 104,804 shares (and the respective exercise prices of the options would increase by a factor equal to the inverse of the split ratio); and

●	the number of shares of the Company’s common stock that are authorized, but unissued, and can be used for future issuances of common stock as described above would increase from zero to between approximately 35,359,242 shares and 37,347,121 shares.

In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Fractional Shares

In connection with, and at the time of, a determination by our Board of Directors to implement a reverse split following the receipt of stockholder approval, the Board will decide, in order to avoid the existence of fractional shares of common stock after a reverse stock split, whether each stockholder will be paid cash in lieu of a fractional share to which such stockholder would be entitled (based on the fair value of the shares), or whether, instead, fractional shares that would be created as a result of the reverse stock split will be rounded up to the next whole share.

Effect on Registered and Beneficial Stockholders

Upon a reverse stock split, we intend to treat stockholders holding common stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Effect on Registered Certificated Shares

Some of our registered stockholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, American Stock Transfer and Trust Company, as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The reverse stock split will not affect the par value of the common stock. As a result, as of the Effective Date, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio described above, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of the Company’s common stock will be restated because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Considerations

The following discussion describes certain material federal income tax considerations relating to the reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The reverse stock split is intended to be a tax-free recapitalization to the Company and its stockholders, except for those stockholders who receive a whole share of Common Stock in lieu of a fractional share. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those stockholders receiving a whole share of Common Stock in lieu of a fractional share (as described below). The holding period for shares of Common Stock after the reverse stock split will include the holding period of shares of Common Stock before the reverse stock split, provided that such shares of Common Stock are held as a capital asset at the effective time of the reverse stock split. The adjusted basis of the shares of Common Stock after the reverse stock split will be the same as the adjusted basis of the shares of Common Stock before the reverse stock split, excluding the basis of any fractional share.

A stockholder who receives a whole share of Common Stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the stockholder was otherwise entitled.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE REVERSE SPLIT PROPOSAL TO AUTHORIZE A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK AT ANY TIME PRIOR TO SEPTEMBER 12, 2024, AT A RATIO BETWEEN ONE-FOR-TEN AND ONE-FOR-TWENTY, IF AND AS DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS.

PROPOSAL 3

ADJOURNMENT OF THE ANNUAL MEETING

The Annual Meeting may be adjourned to another time or place from time to time, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve the Reverse Split proposal.

With respect to the Reverse Split proposal, approval requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting (in person or via Zoom) or by proxy. If, at the time of the Annual Meeting, the number of shares of our common stock present (in person or via Zoom) or represented and voting in favor of the Reverse Split proposal is insufficient to approve the Reverse Split proposal, we intend to adjourn the Annual Meeting from time to time in order to enable our Board to solicit additional proxies.

In this adjournment proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of granting authority to the proxy holders, and each of them individually, to adjourn the Annual Meeting to another time and place from time to time for the purpose of soliciting additional proxies. If our stockholders approve this adjournment proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders who have previously voted.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF ANY MOTION TO ADJOURN THE ANNUAL MEETING.

PROPOSAL 4

RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Marcum LLP as the independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2023. Marcum LLP representatives are expected to attend the 2023 Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Marcum LLP is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the Rules of the PCAOB.

The Board is asking our stockholders to ratify the selection of Marcum LLP as our independent registered public accounting firm. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise our independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Marcum LLP for ratification by stockholders as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Accounting Fees

The following table summarizes the fees billed to Acorn for professional services rendered by Friedman LLP (through September 8, 2022) and its post-merger successor Marcum LLP (after September 8, 2022) for the years ended December 31, 2022 and 2021.

	2022	2021
Audit fees	$130,337	$92,145
Tax fees	10,859	15,990
All other fees	—	—
Total	$141,196	$108,135

Audit Fees were for professional services rendered for the audits of the consolidated financial statements of the Company, assistance with review of documents filed with the SEC, consents, and other assistance required to be performed by our independent accountants.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s current policy is to pre-approve all audit and non-audit services that are to be performed and fees to be charged by our independent auditor to assure that the provision of these services does not impair the independence of the auditor. The Audit Committee pre-approved all audit and non-audit services rendered by our principal accountant in 2022 and 2021.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking stockholders to cast an advisory vote on the compensation of our Named Executive Officers disclosed in the “Executive and Director Compensation” section of this Proxy Statement. While this vote is non-binding, the Company values the opinions of stockholders and will consider the outcome of the vote when making future compensation decisions.

The Board believes that the objectives of our executive compensation program are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, the Board believes that our executive compensation program achieves an appropriate balance between fixed compensation and variable incentive compensation and pays for performance. The Board also believes that the Company’s executive compensation programs effectively align the interests of our executive officers with those of our stockholders by tying a significant portion of their compensation to the Company’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to the Company’s long-term success. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers. This advisory vote is not intended to be limited or specific to any particular element of compensation, but rather cover the overall compensation of our named executive officers and the compensation policies and practices described in this proxy statement.

We are asking our stockholders to vote FOR, in a non-binding vote, the compensation of the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement under the heading “Executive and Director Compensation”.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 6

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking stockholders to recommend, in a non-binding vote, whether the advisory stockholder vote on the compensation of our named executive officers should occur every one, two or three years. While this vote is non-binding, the Company values the opinions of stockholders and will consider the outcome of the vote when considering the frequency of future advisory stockholder votes on executive compensation.

When this advisory vote was last held in 2017, stockholders indicated a preference to hold the advisory vote to approve executive compensation each year and the Board implemented this standard.

The Board continues to believe that an annual advisory vote to approve executive compensation is the most appropriate policy for our stockholders and the Company at this time. Although we recognize the potential benefits of having less frequent advisory votes to approve executive compensation, we understand that an annual advisory vote is currently the standard desired by many stockholders.

Regardless of the frequency of the advisory vote to approve executive compensation, we continuously evaluate our executive compensation programs and make prudent changes when necessary to ensure alignment with stockholder interests.

Stockholders can provide their views to the Company on executive compensation matters during the interval between stockholder advisory votes. The Company welcomes stockholder input on our executive compensation matters, and stockholders are able to reach out directly to our Board of Directors at www.acornenergy.com to express their views on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE ONE YEAR WITH RESPECT TO HOW FREQUENTLY A NON-BINDING STOCKHOLDER ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS SHOULD OCCUR.

OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters to be presented for action at the Annual Meeting other than those listed in the accompanying Notice of Annual Meeting and described herein. If any other matters not described herein should properly come before the meeting for stockholder action, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in respect thereof in accordance with the Board of Directors’ recommendations.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report covering the fiscal year ended December 31, 2022, including audited financial statements, is enclosed with this Proxy Statement. Such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

STOCKHOLDER LIST

A list of stockholders of record as of the Record Date will be available during the Annual Meeting for inspection by stockholders for any purpose germane to the Annual Meeting. In addition, the list of stockholders of record as of the record date will be made available, through electronic means, for inspection by stockholders for any purpose germane to the Annual Meeting during the ten days preceding the Annual Meeting. To request electronic access to the stockholder list, stockholders should submit their request, and proof of ownership to the undersigned at AcornMeeting@gmail.com.

SOLICITATION OF PROXIES

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to the use of the mails, proxies may be solicited by in person interview, Internet, telephone, e-mail or facsimile. The Company will, upon request and in accordance with applicable regulation, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

By Order of the Board of Directors,

July 28, 2023	SHELDON KRAUSE
Wilmington, Delaware	Assistant Secretary

ANNEX A

The Restated Certificate of Incorporation of the Corporation be amended by changing Article FOURTH so that, as amended, said Article shall be and read as follows:

“FOURTH: The total number of shares of capital stock which the Corporation has authority to issue is 42 million shares, par value $.01 per share, all of which shall be Common Stock. Shares of capital stock of the Corporation may be issued by the Corporation from time to time for such legally sufficient consideration as may be fixed from time to time by the Board of Directors.

Upon this Certificate of Amendment of Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of the Corporation’s Common Stock, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”), will be automatically reclassified as and converted into [one tenth (1/10)/one twentieth (1/20)] of a share of Common Stock, par value $.01 per share, of the Corporation (the “New Common Stock”). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by [one tenth (1/10)/one twentieth (1/20)].”

ANNUAL REPORT 2022

Cautionary Note:

This Annual Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to prospects, sales, revenues and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated or implied in these forward-looking statements as a result of many factors, including, but not limited to the recent downturn in the worldwide economy and its ongoing impact on our business and the business of our customers and suppliers. These and other risks and uncertainties, many of which are addressed in more detail in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, could cause our actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors relevant to our business.

COMPANY DIRECTORY

HEADQUARTERS

1000 N West Street, Suite 1200

Wilmington, DE 19801

410-654-3315

www.acornenergy.com

DIRECTORS & OFFICERS

Jan H. Loeb

Director, President and CEO

jloeb@acornenergy.com

Gary Mohr

Director

Michael F. Osterer

Director

Peter Rabover

Director

Samuel M. Zentman

Director

Tracy Clifford

Chief Financial Officer

George Morgenstern

Founder and Chairman Emeritus

SUBSIDIARY

OmniMetrix, LLC

4295 Hamilton Mill Road

Suite 100
Buford, GA 30518

www.omnimetrix.net

Jan H. Loeb

Acting Chief Executive Officer

Tracy Clifford

Chief Operating Officer

Dan Hess

Vice President—Sales

INVESTOR RELATIONS

For additional information regarding

Acorn Energy, Inc. please contact:

Catalyst Global

212-924-9800

David Collins or William Jones

acfn@catalyst-ir.com

INDEPENDENT AUDITOR

Marcum LLP

Certified Public Accountants

730 3rd Avenue, 11th Floor

New York, NY 10017

www.marcumllp.com

LEGAL COUNSEL

Eilenberg & Krause LLP

335 Madison Avenue, 9th Floor

New York, NY 10017

www.eeklaw.com

REGISTRAR & TRANSFER AGENT

Equiniti Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

www.equiniti.com

ANNUAL MEETING OF STOCKHOLDERS OF

ACORN ENERGY, INC.

September 12, 2023

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting and Proxy Statement and Annual Report
are available at http:materials.proxyvote.com/004848

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530303030400000000 1 091223

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Jan H. Loeb
- ○ Gary Mohr
- ○ Michael F. Osterer
- ○ Peter Rabover
- ○ Samuel M. Zentman

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is indicated, the proxy will be voted for the election of all the directors indicated, for approval of proposals 2, 3, 4 and 5, and "ONE YEAR" on proposal 6.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ACORN ENERGY, INC.

Annual Meeting of Stockholders
September 12, 2023 1:00 PM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jan H. Loeb and Sheldon Krause and each of them, with full power of substitution, as proxies, to vote at the Annual Meeting of Stockholders of Acorn Energy, Inc. to be held at 2800 Quarry Lake Drive, Suite 130, Baltimore, Maryland 21209, on Tuesday, September 12, 2023, at 1:00 PM, and any adjournments and postponements thereof, hereby revoking all proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side, and, in their discretion, upon such other matters as may properly be brought before the meeting. This proxy revokes all prior proxies given by the undersigned.

(Continued and to be signed on the reverse side)

1.1 14475

Your **Vote** Counts!

ACORN ENERGY, INC.

2023 Annual Meeting

Vote by September 11, 2023

11:59 PM ET

You invested in ACORN ENERGY, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on September 12, 2023.**

Get informed before you vote

View the 10K Wrap, Notice & Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to August 29, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

September 12, 2023

1:00 PM EDT

2800 Quarry Lake Drive

Suite 130

Baltimore MD 21209

*If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

ACORN ENERGY, INC.
2023 Annual Meeting
Vote by September 11, 2023
11:59 PM ET

	Voting Items	Board Recommends
1.	Election of Directors **Nominees:** 01 Jan H. Loeb 02 Gary Mohr 03 Michael F. Osterer 04 Peter Rabover 05 Samuel M. Zentman	For
2	Approval of an amendment to the Company's restated certificate of incorporation to authorize a reverse split of the Company's common stock at any time prior to September 12, 2024, at a ratio between one-for-ten and one-for-twenty, if and as determined by the Company's Board of Directors.	For
3	Approval of any motion to adjourn the Annual Meeting from time to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2.	For
4	Ratification of the selection by the Audit Committee of the Company's Board of Directors of Marcum LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2023.	For
5	Advisory vote on the compensation of the Company's named executive officers.	For
6	Advisory vote on the frequency of the advisory vote on the compensation of the Company's named executive officers.	1 Year